Exhibit 10.7

                              CONSULTING AGREEMENT

            Consulting Agreement dated as of February 28, 2007, between Dick Foster Productions, Inc., a Nevada corporation (the "Company") and D& L Partnership, a Nevada general partnership having an office at 6260 Stevenson Way, Las Vegas, Nevada 89120 (the "Consultant").

            Whereas, Sibling Theatricals, Inc., a Delaware corporation and a wholly owned subsidiary of Sibling Entertainment Group, Inc., a New York corporation ("Sibling") has entered into a stock purchase agreement among the Company, Sibling, the Consultant and others (as stockholders of the Company) pursuant to which Sibling has acquired eighty percent of the Company's issued and outstanding common stock (the "Stock Purchase Agreement"); all capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Stock Purchase Agreement;

      Whereas, the effective date for this Agreement shall be ninety (90) days after the Closing Date of the Stock Purchase Agreement (the "Effective Date");

      Whereas, Dick Foster and Lynne Foster are the sole general partners of the Consultant;

      Whereas, each of Dick Foster and Lynne Foster is currently engaged by the Company as an employee of the Company, and will continue as an employee, at the discretion of the Company, until the Effective Date;

      Whereas, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement;

      Whereas, the Company desires to continue to engage the Consultant under this agreement for three (3) years from the Effective Date for the purpose of having each of Dick Foster and Lynne Foster to continue to perform substantially the same services for the Company (subject to Section 14) as they are currently providing as employees of the Company, and the Consultant desires to perform such services, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.    Term

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            The  Company  agrees to employ the  Consultant,  and the  Consultant agrees to serve, on the terms and conditions of this Agreement for a period commencing with from the Effective date and ending three (3) years from the Effective date, or such shorter period as may be provided for herein. This period during which the Consultant is employed hereunder is hereinafter referred to as the "Consulting Period." However, if the Closing under the Stock Purchase Agreement shall not take place by March 31, 2007, or such other date as may be permitted under the terms of the Stock Purchase Agreement, then this Agreement and all obligations of each party hereunder shall immediately terminate as of the date hereof and as if never entered into. Six months prior to the end of the Consulting Period, the Company and the Consultant shall enter into negotiations regarding the possible extension of the Consulting Period. However, if such negotiations are not concluded within ninety days from the commencement of such negotiations, this Agreement shall terminate in accordance with the terms of this Agreement.

      2.    Duties and Services

            During the Consulting Period, the Consultant shall be retained by the Company as and shall continue to cause each of Dick Foster and Lynne Foster to assume such duties and responsibilities as from time to time may be assigned to each of them by the Company consistent however with the services heretofore provided by each of Dick Foster and Lynne Foster to the Company. The Consultant agrees to devote all efforts and skills to the performance of its duties under this Agreement and will use its best efforts to promote the success of the Company's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Company; provided, however, that neither Dick Foster nor Lynne Foster shall be required to expend any more time then he or she is currently expending on behalf of the Company in the fulfillment of their respective responsibilities. Each of Dick Foster and Lynne Foster shall be available to travel as the reasonable needs of the business require. The Consultant shall report to, and assume such duties and responsibilities as are assigned to him or her by, the Board of Directors of the Company, or such other person as shall be designated by the Board of Directors of the Company. If elected a director or officer of the Company each of Dick Foster and Lynne Foster will fulfill his or her duties, as the case may be, as such director or officer without additional compensation.

      3.    Compensation

            (a) As full compensation for its services hereunder, the Company shall pay the Consultant, an annual fee of $350,000 payable in 12 equal monthly installments commencing on the Effective Date.

            (b) In addition, each of Dick Foster and Lynne Foster shall participate in the present and future employee benefit plans of the Company if each meets the eligibility requirements therefor. Each of Dick Foster and Lynne Foster shall continue to have use of the car currently leased for their use by the Company and upon termination of any lease of such car, the employee shall be provided with a new leased car of equal quality, or an allowance of no less than $1,000 per month during the balance of the Consulting Period.

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            (c) Each of Dick  Foster and Lynne  Foster  will be entitled to four
(4) weeks paid vacation for each twelve month period ("Employment Year") during the Consulting Period in accordance with the vacation policies established by the Company for its executive officers from time to time. Each of Dick Foster and Lynne Foster will also be entitled to paid holidays as set forth in the Company's policies. Vacation days and holidays during any such Employment Year may not be used for any subsequent Employment Year.

            4. Expenses The Consultant shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred by each of Dick Foster and Lynne Foster in the performance of his or her duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

            5. Representations, Warranties and Covenants of the Consultant (a) The Consultant represents and warrants to the Company that (a) neither the Consultant nor either of Dick Foster and Lynne Foster is under a contractual obligation or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of its duties hereunder, or the other rights of the Company hereunder, and (b) the principals of the Consultant, Dick Foster and Lynne Foster, are under no physical or mental disability that would hinder their performance of duties under this Agreement.

            (b) During the Consulting Period, the Consultant will not admit any additional entities as general partners.

            (c) The obligations of the Consultant and the services to be provided by each of Dick Foster and Lynne Foster pursuant hereto may not be delegated and or performed by any other person or entity without prior written consent of Sibling.

            6. Non-Competition

      (a) The Company, Sibling, the Consultant, and each of Dick Foster and Lynne Foster pursuant to the Stock Purchase Agreement, have entered into a non-compete agreement (the "Non-Compete Agreement") which imposes certain restrictions and conditions on the Consultant's ability to engage in business activities that are competitive to those business activities engaged in by the Company. The Consultant and each of Dick Foster and Lynne Foster acknowledges that, in view of their respective knowledge of the affairs, trade secrets, customers, potential customers and business information of the Company and Sibling, and such knowledge that he will acquire about the Company and Sibling, the nature of the businesses of the Company and Sibling and the business objectives of the Company and Sibling, and the consideration paid to the Consultant hereunder and under the Stock Purchase Agreement, the restrictions contained in the Non-Compete Agreement are reasonably necessary to protect the legitimate business interest of the Company and the Sibling Corporations.

      (b) If any restriction contained in this Section 6, or in Sections 8 or 9, shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to

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reduce such extent, duration or geographical scope, or other provisions thereof, and in its reduced form such restrictions shall be enforceable in the manner contemplated hereby.

      (c) For purposes of this Section 6, and Sections 7 and 8 hereof, phrases such as "during the period of the Consultant's engagement by the Company," and similar phrases, refer to the Consultant's engagement by the Company whether or not pursuant to this Consultant Agreement.

            7. Intellectual Property

            Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Intellectual Property") which the Consultant (and each of Dick Foster and Lynne Foster) hereafter, during the period it is employed by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, the Consultant shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to such Intellectual Property free and clear of all liens, charges, and encumbrances. the Consultant undertakes to disclose promptly to the Company any and all Intellectual Property, business information and other information obtained by the Consultant concerning the business or affairs of the Company or Sibling during the course of the Consultant's employment by the Company, including, without limitation, inquiries concerning, and potential orders for products and services.

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            8. Confidential Information

            All confidential information which the Consultant (and each of Dick Foster and Lynne Foster) may now possess, or may obtain or create prior to the end of the period it is employed by the Company, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by him to any other person or entity either during or after the termination of her employment or used by her except during her employment by the Company in the business and for the benefit of the Company. The Consultant (and each of Dick Foster and Lynne Foster, to the extent applicable) shall return all tangible evidence of such confidential information to the Company prior to or at the termination of its engagement. The Consultant (and each of Dick Foster and Lynne Foster, to the extent applicable) will not remove from the Company's premises (except to the extent such removal is for the purposes of the performance by each of Dick Foster and Lynne Foster of their respective duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, plan, notebook or computer software whether embodied in a disk or any other form (the Proprietary Items"). The Consultant recognizes that, as between the Consultant ((and each of Dick Foster and Lynne Foster, to the extent applicable) and the Company, the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Company. Upon termination of this Agreement for any reason, or upon the request of the Company during the Consulting Period, the Consultant (and each of Dick Foster and Lynne Foster, to the extent applicable) will return to the Company all of the Proprietary Items in the Consultant's (and each of Dick Foster and Lynne Foster, to the extent applicable) possession or subject to the Consultant's control, and the Consultant (and each of Dick Foster and Lynne Foster, to the extent applicable) shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items

            9. Earlier Termination

            Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Consulting Period,

      (a) this Agreement may be terminated by the Company upon five days prior written notice if (i) both of Dick Foster and Lynne Foster shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge their duties hereunder for a period of 45 consecutive days, or 90 days, whether or not continuous, in any period of 180 days during the Consulting Period, (ii) either of Dick Foster and Lynne Foster shall be convicted of a crime, (iii) the Board of Directors of the Company shall have determined the Consultant (or either of Dick Foster and Lynne Foster, as the case may be) has committed any act or omitted to take any action in bad faith and to the detriment of the Company, including, but not limited to the appropriation (or attempted appropriation) of the Company's funds or property or a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company or has materially neglected the Company's business, (iv) the Board of Directors of the Company shall have determined that the Consultant (or either of Dick Foster and Lynne Foster, as the case may be) has breached any term of this Agreement or failed to adhere to any written Company policy if the Consultant (or either of Dick Foster and Lynne Foster, as the case may be) has been given a

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reasonable  opportunity  to comply with such  policy and failed to correct  such breach, if such breach is curable, within five days after commission thereof, then, and in each such case, the Company shall have the right to give notice of termination of the Consultant's services hereunder as of a date (not earlier than ten days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified, or (v) the Consultant (or either of Dick Foster and Lynne Foster, as the case may be) is convicted of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment, or (vi) the services to be provided by either of Dick Foster and Lynne Foster are delegated to a third party in breach of this Agreement; or

      (b) automatically on the date of the death of the latter to survive of either Dick Foster and Lynne Foster;

      (c) upon any termination of this Agreement, the obligation of the Company to make any further payments, or provide any benefits specified herein, other than those payments and benefits, shall cease and terminate as of the date of such termination.

            10. Survival

            The covenants, agreements, representations, and warranties contained in this Agreement shall survive the termination this Agreement, irrespective of any investigation made by or on behalf of any party.

            11. Entire Agreement; Modification

            This Agreement, the Stock Purchase Agreement, and the documents executed in connection with the Stock Purchase Agreement, including the Non-compete Agreement, contain the entire understanding of the parties with respect to the subject matter hereof, supersede all prior agreements and understandings between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

            12. Notices

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to the Company: c/o Sibling Theatricals, Inc.
         511 West 25th Street, Suite 503
         New York, New York 10001

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         Attention: Mitchell Maxwell, President and CEO
         Facsimile No.: (212) 924-9183
         Email: moonerspop@yahoo.com

         If to the Consultant: c/o Dick Foster Productions
         6260 Stevenson Way
         Las Vegas, Nevada 89120
         Attention: Dick and Lynne Foster
         Facsimile: (702) 434-9784
         Email: dfoster@dfpmail.com

            13. Waiver

            Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

            14. Binding Effect

            The Consultant's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of the Consultant's creditors, and any attempt to do any of the foregoing shall be void. This Agreement may not be assigned by the Consultant without the prior written consent of Sibling and the Company, which consent may be withheld for any reason whatsoever.

            15. Life Insurance

            If requested by the Company or Sibling, each of Dick Foster and Lynne Foster shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company or Sibling at its expense and for its own benefit, to obtain life insurance on the life of each of Dick Foster and Lynne Foster. Neither of Dick Foster and Lynne Foster has reason to believe that his/her life is not insurable with a reputable insurance company at rates now prevailing in the City of Las Vegas, Nevada, for healthy men and women of their respective ages.

            16. Counterparts; Governing Law

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof.


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            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Dick Foster Productions, Inc.

By:    /s/ Dick Foster
   -------------------------------
Dick Foster, President


D & L Partnership, a Nevada general partnership

By:   /s/ Dick Foster
   -------------------------------
Dick Foster, a general partner


By:    /s/ Lynne Foster
   -------------------------------
Lynne Foster, a general partner


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